                                             Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Transition Systems, Inc.
- --------------------------------------------------------------------------------
               (Exact name of issuer as specified in its charter)

     Massachusetts                                       04-2887598
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(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

  One Boston Place, Boston, Massachusetts                     02108
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(Address of principal executive offices)                      (Zip Code)

                            TRANSITION SYSTEMS, INC.
     AMENDED AND RESTATED 1995 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN
                            (Full title of the plan)

                                 Robert F. Raco
                       President & Chief Executive Officer
                            Transition Systems, Inc.
                                One Boston Place
                           Boston, Massachusetts 02108
                                 (617) 723-4222
- --------------------------------------------------------------------------------
                   (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                             Donald R. Ware, Esquire
                          Robert W. Sweet, Jr., Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000

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
                         CALCULATION OF REGISTRATION FEE

================================================================================
                                                  Proposed
Title of                        Proposed          Maximum
Securities         Amount       Maximum           Aggregate        Amount of
to be              to be        Offering Price    Offering         Registration
Registered         Registered   Per Share         Price            Fee
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
Common Stock        1,354,071    $25.88(1)        $35,043,357(1)   $12,083.92(1)
(par value $0.01      shares
- --------------------------------------------------------------------------------

Common Stock        4,063,854    $ 2.67(2)        $10,850,490(2)   $ 3,741.55(2)
(par value $0.01      shares
- --------------------------------------------------------------------------------

Totals              5,417,925                     $45,893,847      $15,825.47

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

         (1) Estimated pursuant to Rules 457 (c) and (h) based on the average of the high and low prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation National Market System on August 14, 1996.

         (2) For shares issuable pursuant to stock options outstanding at August 14, 1996, calculated pursuant to Rule 457(h) based on the exercise price of such options.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (a) the Prospectus dated April 18, 1996 of Transition Systems, Inc. (the "Company" or the "Registrant") included in the Company's Registration Statement on Form S-1, File No. 333-01758, as declared effective by the Commission on April 17, 1996;

         (b) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on April 10, 1996 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description;

         (c) the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended March 30, 1996, as filed with the Commission on May 31, 1996; and

         (d) the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended June 30, 1996, as filed with the Commission on August 9, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities registered hereby is being passed upon for the Company by Foley, Hoag & Eliot LLP, Boston, Massachusetts.


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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 6 of the Company's Amended and Restated Articles of Organization provides that a director shall not have personal liability to the Company or its stockholders for monetary damages arising out of the director's breach of fiduciary duty as a director of the Company, to the maximum extent permitted by Massachusetts Law. Section 13(b)(1 1/2) of Chapter 156B of the Massachusetts Business Corporation Law provides that the articles of organization of a corporation may state a provision eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under sections 61 or 62 of the Massachusetts Business Corporation Law dealing with liability for unauthorized distributions and loans to insiders, respectively, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Amended and Restated By-Laws further provide that the Company shall, to the fullest extent authorized by the Massachusetts Business Corporation Law, indemnify each person who is, or shall have been, a director or officer of the Company or who is or was a director or employee of the Company and is serving, or shall have served, at the request of the Company, as director or officer of another organization or in any capacity with respect to any employee benefit plan of the Company, against all liabilities and expenses (including judgments, fines, penalties, amounts paid or to be paid in settlement, and reasonable attorneys' fees) imposed upon or incurred by any such person in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding whether civil or criminal, in which they may be involved by reason of being or having been such a director or officer or as a result of service with respect to any such employee benefit plan.

         Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation or, to the extent such matter related to service with respect to an employee benefit plan, in the best

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interests of the participants or beneficiaries of such employee benefit plan.

         The effect of these provisions would be to permit indemnification by the Company for, among other liabilities, liabilities arising out of the Securities Act of 1933, as amended.

         Section 67 of the Massachusetts Business Corporation Law also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Company has procured a directors' and officers' liability and company reimbursement liability insurance policy that (i) insures directors and officers of the Company against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (ii) insures the Company against losses (above a deductible amount) arising from any such claims, but only if the Company is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of the Company's Amended and Restated Articles of Organization or Amended and Restated By-Laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

 4.1 Specimen certificate for the Common Stock (included as Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration Number 333-01758, and incorporated herein by reference)

 4.2 Transition Systems, Inc. Amended and Restated 1995 Incentive and Non-Statutory Stock Option Plan

 5.1     Opinion of Counsel

23.1     Consent of Independent Accountants

23.2     Consent of Counsel (included in Exhibit 5.1)

24.1     Power of Attorney (contained on the signature page)

                                      II-3


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ITEM 9.  UNDERTAKINGS.

         1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         2.   The undersigned Registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs 2 (a)(1)(i) and 2 (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

              (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of

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such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, on this 16th day of August, 1996.

                              TRANSITION SYSTEMS, INC.


                              By: /s/ Robert F. Raco
                                  ---------------------------------------
                                  Robert F. Raco
                                  President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert E. Kinney and Paula J. Malzone, and each of them, true and lawful attorneys-in-fact and agents with full power of substitution, for and in name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                           Date
- ---------                       -----                           ----

/s/ Robert F. Raco              Chairman of the Board,          August 16, 1996
- ------------------------        President and Chief
Robert F. Raco                  Executive Officer
                                (Principal Executive
                                Officer)

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Signature                       Title                           Date
- ---------                       -----                           ----

/s/ Robert E. Kinney            Chief Financial Officer         August 16, 1996
- ------------------------
Robert E. Kinney

/s/ Paula J. Malzone            Treasurer                       August 16, 1996
- ------------------------
Paula J. Malzone

/s/ Patrick T. Hackett          Director                        August 14, 1996
- ------------------------
Patrick T. Hackett

/s/ Robert S. Hillas            Director                        August 16, 1996
- ------------------------
Robert S. Hillas

/s/ Allen F. Wise               Director                        August 14, 1996
- ------------------------
Allen F. Wise

/s/ Peter Van Etten             Director                        August 14, 1996
- ------------------------
Peter Van Etten

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                                  EXHIBIT INDEX
                                  -------------

Exhibit
  No.      Description                                                Page
- -------    -----------                                                ----

 4.1       Specimen certificate for the Common Stock
           (included as Exhibit 4.1 to the Company's
           Registration Statement on Form S-1, Registration
           Number 333-01758, and incorporated herein by reference)

 4.2       Transition Systems, Inc. Amended and Restated 1995
           Incentive and Non-Statutory Stock Option Plan

 5.1       Opinion of Counsel

23.1       Consent of Independent Accountants

23.2       Consent of Counsel (included in Exhibit 5.1)

24.1 Power of Attorney (contained on the signature page)